Exhibit (d)(1)(r)

Schedule A to the Advisory between Pacific Life Funds and Pacific Life Fund Advisors LLC
SCHEDULE A
(to the Advisory Agreement between Pacific Life Funds and Pacific Life Fund Advisors LLC)

Fund	Annual Investment Advisory Fee
(as a percentage of average daily net assets)
PL Portfolio Optimization Conservative Fund	0.20%
PL Portfolio Optimization Moderate-Conservative Fund	0.20%
PL Portfolio Optimization Moderate Fund	0.20%
PL Portfolio Optimization Moderate-Aggressive Fund	0.20%
PL Portfolio Optimization Aggressive Fund	0.20%
PL Money Market Fund	0.20% of the first $250 million
0.15% of the next $250 million
0.10% on excess
PL Income Fund	0.50%
PL Floating Rate Income Fund	0.65%
PL High Income Fund	0.60%
PL Short Duration Income Fund	0.40%
PL Strategic Income Fund	0.60%
PL Floating Rate Loan Fund	0.75%
PL Small-Cap Value Fund	0.75%
PL Main Street® Core Fund	0.45%
PL Emerging Markets Fund	0.80%
PL Small-Cap Growth Fund	0.60%
PL International Value Fund	0.65%
PL Large-Cap Value Fund	0.65%
PL Short Duration Bond Fund	0.40%
PL Growth LT Fund	0.55%
PL Mid-Cap Equity Fund	0.65%
PL Large-Cap Growth Fund	0.75%
PL International Large-Cap Fund	0.85%
PL Managed Bond Fund	0.40%
PL Inflation Managed Fund	0.40%
PL Comstock Fund	0.75%
PL Mid-Cap Growth Fund	0.70%

Schedule A to the Advisory between Pacific Life Funds and Pacific Life Fund Advisors LLC

Fund	Annual Investment Advisory Fee
(as a percentage of average daily net assets)
PL Real Estate Fund	0.90%
PL Emerging Markets Debt Fund	0.785%
Effective: July 1, 2012
IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their officers designated below to be effective on the Effective Date written above.

PACIFIC LIFE FUNDS

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	Vice President

By:	/s/ Laurene E. MacElwee
Name:	Laurene E. MacElwee
Title:	VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa
Name:	Howard T. Hirakawa
Title:	VP, Fund Advisor Operations

By:	/s/ Laurene E. MacElwee
Name:	Laurene E. MacElwee
Title:	VP & Assistant Secretary